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                                                               Exhibit 7(b)(.3)

                            VERNITRON CORPORATION
                      PRO FORMA CONDENSED BALANCE SHEET
                              MARCH 31, 1996
                      (UNAUDITED - DOLLARS IN THOUSANDS)

                                               HISTORICAL     HISTORICAL                              PRO FORMA
                                               VERNITRON      PRECISION                               VERNITRON
                                               CORPORATION   AEROTECH, INC.     ADJUSTMENTS          CORPORATION
                                               -----------   --------------     -----------          -----------
                                                          ASSETS
Current Assets:
   Cash                                          $    88         $   203                                 $   291
   Accounts Receivable - net                       9,848           6,054                                  15,902
   Inventories - net                              17,426           9,306          ($300)(g)               26,432
   Other Current Assets                              708           1,083         (1,003)(g)                  788
                                               ---------     -----------                             -----------
Total Current Assets                              28,070          16,646                                  43,413

Property, Plant & Equipment                        7,507           9,359            300 (g)               17,166

Excess of Cost Over Net Assets Acquired            6,572                          2,728 (a),(b),(f),(g)    9,300

Other                                                399              47          1,614 (c)                2,060
                                               ---------     -----------                             -----------
TOTAL ASSETS                                     $42,548         $26,052                                 $71,939
                                               ---------     -----------                             -----------
                                               ---------     -----------                             -----------

                                             LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts Payable                              $ 5,758         $ 4,366                                 $10,124
   Accrued Expense and Other Liabilities           5,947           4,156          ($150)(e)                9,659
                                                                                   (294)(g)
   Current Portion of Long-Term Debt and Capital
       Lease Obligations                             466           1,456          1,634 (h)                3,556
                                               ---------     -----------                             -----------
Total Current Liabilities                         12,171           9,978                                  23,339

Long-Term Debt and Capital Lease Obligations      12,120          13,185          3,946 (a)               30,132
                                                                                    962 (b)
                                                                                  1,614 (c)
                                                                                    425 (e)
                                                                                   (486)(d)
                                                                                 (1,634)(h)

Other Long-Term Liabilities                        2,735             659           (659)(g)                2,735

Deferred Income                                      486                                                     486

Shareholders' Equity:
   Preferred Stock                                     7                                                       7
   Common Stock                                      127               8             (8)(f)                  127
   Capital in Excess of Par                       14,598             735            486 (d)               15,084
                                                                                   (735)(f)

   Retained Earnings                                 304           1,487           (275)(e)                   29
                                                                                 (1,487)(f)
                                               ---------     -----------                             -----------
Total Shareholders' Equity                        15,036           2,230                                  15,247
                                               ---------     -----------                             -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $42,548         $26,052                                 $71,939
                                               ---------     -----------                             -----------
                                               ---------     -----------                             -----------

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